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                                                                      EXHIBIT 5



                         [SIDLEY & AUSTIN LETTERHEAD]



                               December 22, 1997


Mastering, Inc.
11000 N. Scottsdale Rd., #260
Scottsdale, Arizona 85254

                       Re: Mastering, Inc. (f/k/a Eagle River Interactive, Inc.)
                           Registration Statement on Form S-8

Ladies and Gentlemen:

         We are counsel to Mastering, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and delivery of up to 2,400,000 shares of common stock, par value $.001 per share, of the Company ("Common Stock"), together with 2,400,000 Preferred Stock Purchase Rights of the Company (the "Rights") associated therewith. The terms of the Rights are set forth in the Rights Agreement dated as of March 15, 1996 (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent. Up to 1,500,000 shares of Common Stock (the "Executive Plan Shares") are to be issued and delivered pursuant to the Company's Amended and Restated 1995 Executive Stock Option Plan (the "Executive Plan") and up to 900,000 shares of Common Stock (the "Employee Plan Shares") are to be issued and delivered pursuant to the Company's Amended and Restated 1995 Employee Stock Option Plan (the "Employee Plan").

         In rendering this opinion, we have examined and relied upon a copy of the Executive Plan, the Employee Plan and the Registration Statement. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.





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Mastering, Inc.
December 22, 1997
Page 2


         Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Executive Plan Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Executive Plan Shares shall have been duly issued and delivered in the manner contemplated by the Executive Plan; and (iii) certificates representing the Executive Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Executive Plan.

         3. The Employee Plan Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Employee Plan Shares shall have been duly issued and delivered in the manner contemplated by the Employee Plan; and (iii) certificates representing the Employee Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Employee Plan.

         4. The Rights associated with the newly issued shares of Common Stock referred to in paragraphs 2 and 3 will be legally issued when such Rights have been duly issued in accordance with the terms of the Rights Agreement and such associated shares have been duly issued and delivered as set forth in paragraphs 2 and 3.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance and delivery of the Executive Plan Shares and the Employee Plan Shares.

         This opinion is limited to the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                                        Very truly yours,

                                        SIDLEY & AUSTIN